EXHIBIT 21


                       SIGNIFICANT SUBSIDIARIES

                     NATIONAL COMPUTER SYSTEMS, INC.


                                STATE OR
                                 OTHER
                              JURISDICTION
                                   OF               NAME UNDER WHICH
NAME OF SUBSIDIARY            INCORPORATION     SUBSIDIARY DOES BUSINESS
------------------            -------------     ------------------------

Interpretive Scoring            Minnesota        National Computer Systems, Inc.
 Systems, Inc.                                   NCS Assessments
                                                 Professional Assessment
                                                   Services Division of
                                                   National Computer
                                                   Systems, Inc.


Macro Educational               California       National Computer Systems, Inc.
 Systems, Inc.                                   Education Systems and
                                                   Services Division
                                                   of National Computer
                                                   Systems, Inc.




Note: No  other  subsidiary  of  National  Computer   Systems,  Inc.  meets  the
      conditions to be deemed a significant subsidiary.